AMENDMENT 2 TO TERM LOAN AGREEMENT

THIS AMENDMENT 2, dated as of August 6, 2015 (this “Amendment”) is made among TearLab Corporation, a Delaware corporation (“Borrower”), the subsidiary guarantors listed on the signature pages hereof under the heading “SUBSIDIARY GUARANTORS” (each a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors”) and the lenders listed on the signature pages hereof under the heading “LENDERS” (each a “Lender” and, collectively, the “Lenders”), with respect to the Loan Agreement referred to below.

RECITALS

WHEREAS, the Borrower and the Lenders are parties to a Term Loan Agreement, dated as of March 4, 2015, as amended by the Omnibus Amendment Agreement, dated as of April 2, 2015 (the “Loan Agreement”), with the Subsidiary Guarantors from time to time party thereto.

WHEREAS, the parties hereto desire to amend the Loan Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

SECTION 1. Definitions; Interpretation.

(a) Terms Defined in Loan Agreement. All capitalized terms used in this Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.

(b) Interpretation. The rules of interpretation set forth in Section 1.03 of the Loan Agreement shall be applicable to this Amendment and are incorporated herein by this reference.

SECTION 2. Amendment. Subject to Section 3, the Loan Agreement is hereby amended as follows:

(a) The definition of “Loan Documents” in Section 1.01 of the Loan Agreement is amended and restated in its entirety as follows:

“Loan Documents” means, collectively, this Agreement, the Fee Letter, the Notes, the Security Documents, each Warrant (other than for purposes of Section 5 hereof), any subordination agreement or any intercreditor agreement entered into by Lenders with any other creditors of Obligors and with any Obligors, and any other present or future document, instrument, agreement or certificate executed by Obligors for the benefit of Lenders in connection with this Agreement or any of the other Loan Documents, all as amended, restated, supplemented or otherwise modified.

(b) The definition of “Obligations” in Section 1.01 of the Loan Agreement is amended by adding the following sentence as the final sentence of such definition:

“Obligations shall exclude Warrant Obligations.”

(c) Section 1.01 of the Loan Agreement is amended to add the following definitions thereto in the appropriate alphabetical order:

“Warrant” means each warrant to purchase Equity Interests of Borrower, issued by Borrower to the Lenders pursuant to Section 6.02(g) in connection with the Transactions.

“Warrant Obligations” means, with respect to any Obligor, all amounts, obligations, liabilities, covenants and duties of every type and description owing by such Obligor to any Lender, any other indemnitee hereunder or any participant arising out of, under or in connection with, any Warrant, whether or not evidenced by any instrument or for the payment of money.

(d) Section 6.02(a) of the Loan Agreement is amended and restated in its entirety as follows:

“(a) Borrowing Date. Such Borrowing shall occur on or before November 16, 2015.”

(e) Section 6.02(c) of the Loan Agreement is amended and restated in its entirety as follows:

“(c) [Reserved].”

(f) Section 6.02(d) of the Loan Agreement is amended and restated in its entirety as follows:

“(d) [Reserved].”

(g) Section 6.02(e) of the Loan Agreement is amended and restated in its entirety as follows:

“The Lenders shall have received a Notice of Borrowing at least 10 Business Days prior to the second Borrowing Date.”

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(h) Section 6.02 of the Loan Agreement is amended by inserting “(f)” before the following language:

“Financing Fee. Each Lender shall have received its portion of the fees payable pursuant to the Fee Letter.”

(i) Section 6.02 of the Loan Agreement is amended by adding the following provision thereto:

“(g) Warrants. Borrower shall have issued to the Lenders in accordance with their Proportionate Shares, Warrants with a five (5) year term on the second Borrowing Date, to purchase 350,000 shares of the common stock of the Borrower, such shares to be apportioned as indicated on Schedule 1. All Warrants issued pursuant to this Section 6.02(g) will have an initial exercise price per share of common stock equal to $5.00.”

(j) Section 13.01 of the Loan Agreement is amended by adding “(excluding the Warrants)” after each instance of “Loan Document” or “Loan Documents” contained therein.

(k) Schedule 1 of the Loan Agreement is replaced in its entirety by the Schedule 1 attached hereto.

SECTION 3. Conditions of Effectiveness. The effectiveness of Section 2 shall be subject to the following conditions precedent:

(a) The Borrower shall have paid or reimbursed Lenders for Lenders’ reasonable out of pocket costs and expenses incurred in connection with this Amendment, including Lenders’ reasonable and documented out of pocket legal fees and costs, pursuant to Section 12.03(a)(i)(z) of the Loan Agreement.

(b) The representations and warranties in Section 4 shall be true in all material respects on the date hereof and on the first date on which the condition set forth in Section 3(a) shall have been satisfied.

SECTION 4. Representations and Warranties; Reaffirmation.

(a) The Borrower hereby represents and warrants to each Lender as follows:

(i) The Borrower has full power, authority and legal right to make and perform this Amendment. This Amendment is within the Borrower’s corporate powers and has been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). This Amendment (x) does not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any third party, except for such as have been obtained or made and are in full force and effect, (y) will not violate any applicable law or regulation or the charter, bylaws or other organizational documents of the Borrower and its Subsidiaries or any order of any Governmental Authority, other than any such violations that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (z) will not violate or result in an event of default under any material indenture, agreement or other instrument binding upon the Borrower and its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person.

(ii) No Default has occurred or is continuing or will result after giving effect to this Amendment.

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(iii) The representations and warranties made by or with respect to the Borrower in Section 7 of the Loan Agreement are true in all material respects (taking into account any changes made to schedules updated in accordance with Section 7.21 of the Loan Agreement or attached hereto), except that such representations and warranties that refer to a specific earlier date were true in all material respects on such earlier date.

(iv) There has been no Material Adverse Effect since the date of the Loan Agreement.

(b) The Borrower hereby ratifies, confirms, reaffirms, and acknowledges its obligations under the Loan Documents to which it is a party and agrees that the Loan Documents remain in full force and effect, undiminished by this Amendment, except as expressly provided herein. By executing this Amendment, the Borrower acknowledges that it has read, consulted with its attorneys regarding, and understands, this Amendment.

SECTION 5. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.

(b) Submission to Jurisdiction. The Borrower agrees that any suit, action or proceeding with respect to this Amendment or any other Loan Document to which it is a party or any judgment entered by any court in respect thereof may be brought initially in the federal or state courts in Houston, Texas or in the courts of its own corporate domicile and irrevocably submits to the non-exclusive jurisdiction of each such court for the purpose of any such suit, action, proceeding or judgment. This Section 5 is for the benefit of the Lenders only and, as a result, no Lender shall be prevented from taking proceedings in any other courts with jurisdiction. To the extent allowed by applicable Laws, the Lenders may take concurrent proceedings in any number of jurisdictions.

(c) Waiver of Jury Trial. The Borrower and each Lender hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any suit, action or proceeding arising out of or relating to this Amendment, the other Loan Documents or the transactions contemplated hereby or thereby.

SECTION 6. Miscellaneous.

(a) No Waiver. Nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Loan Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, the Lenders reserve all rights, privileges and remedies under the Loan Documents. Except as amended hereby, the Loan Agreement and other Loan Documents remain unmodified and in full force and effect. All references in the Loan Documents to the Loan Agreement shall be deemed to be references to the Loan Agreement as amended hereby.

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(b) Severability. In case any provision of or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(c) Headings. Headings and captions used in this Amendment (including the Exhibits, Schedules and Annexes hereto, if any) are included for convenience of reference only and shall not be given any substantive effect.

(d) Integration. This Amendment constitutes a Loan Document and, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

(e) Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.

(f) Controlling Provisions. In the event of any inconsistencies between the provisions of this Amendment and the provisions of any other Loan Document, the provisions of this Amendment shall govern and prevail. Except as expressly modified by this Amendment, the Loan Documents shall not be modified and shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment, as of the date first above written.

BORROWER:

TEARLAB CORPORATION

By:	/s/ Wes Brazell
Name:	Wes Brazell
Title:	Chief Financial Officer

SUBSIDIARY GUARANTORS:

TEARLAB RESEARCH, INC.

By:	/s/ William Dumencu
Name:	William Dumencu
Title:	Chief Financial Officer

OCUHUB HOLDINGS, INC.

By:	/s/ William Dumencu
Name:	William Dumencu
Title:	Chief Financial Officer

OCUHUB LLC

By:	/s/ Barry Barresi
Name:	Barry Barresi
Title:	CEO

OCCULOGIX CANADA CORP.

By:	/s/ William Dumencu
Name:	William Dumencu
Title:	Chief Financial Officer

[Signature Page to Amendment No. 2 to Term Loan Agreement]

LENDERS:

CAPITAL ROYALTY PARTNERS II L.P.

By CAPITAL ROYALTY PARTNERS II GP L.P., its General Partner

By CAPITAL ROYALTY PARTNERS II GP LLC, its General Partner

By :	/s/ Nathan Hukill
Name:	Nathan Hukill
Title:	Authorized Signatory

CAPITAL ROYALTY PARTNERS II – PARALLEL FUND “A” L.P.

By CAPITAL ROYALTY PARTNERS II – PARALLEL FUND “A” GP L.P., its General Partner

By CAPITAL ROYALTY PARTNERS II – PARALLEL FUND “A” GP LLC, its General Partner

By:	/s/ Nathan Hukill
Name:	Nathan Hukill
Title:	Authorized Signatory

PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II L.P.

By PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II GP L.P., its General Partner

By PARALLEL INVESTMENT OPPORTUNITIES PARTNERS II GP LLC, its General Partner

By:	/s/ Nathan Hukill
Name:	Nathan Hukill
Title:	Authorized Signatory

CAPITAL ROYALTY PARTNERS II – PARALLEL FUND “B” (CAYMAN) L.P.

By CAPITAL ROYALTY PARTNERS II (CAYMAN) GP L.P., its General Partner

By CAPITAL ROYALTY PARTNERS II (CAYMAN) GP LLC, its General Partner

By	/s/ Nathan Hukill
Name:	Nathan Hukill
Title:	Authorized Signatory

WITNESS:	/s/ Nicole Nesson
Name:	Nicole Nesson

[Signature Page to Amendment No. 2 to Term Loan Agreement]

Schedule 1
to Term Loan Agreement

COMMITMENTS

Lender	Commitment	Proportionate Share
Capital Royalty Partners II L.P.	$4,666,667	13.33%
Capital Royalty Partners II – Parallel Fund “A” L.P.	$16,333,333	46.67%
Parallel Investment Opportunities Partners II L.P.	$14,000,000	40.00%
TOTAL	$35,000,000	100%

WARRANT SHARES

Lender	Number of Warrant Shares of Common Stock (Second Borrowing)
Capital Royalty Partners II L.P.	46,667
Capital Royalty Partners II – Parallel Fund “A” L.P.	163,333
Parallel Investment Opportunities Partners II L.P.	140,000
TOTAL	350,000